Exhibit 99.1

A. Schulman Reports Fiscal 2017 Second Quarter, First Half Results

•	On GAAP basis, earnings per diluted share were $0.11, compared with a loss of $0.01 in second quarter a year ago; adjusted earnings per diluted share were $0.31, flat on year-over-year basis

•	Segment gross margin steady at 15.9%, unchanged from prior year

•	Europe operating results exceeded last year despite foreign currency exchange headwinds

•	Engineered Composites, Latin America and Asia-Pacific segments also reported strong fiscal second quarter operating results

AKRON, Ohio - April 4, 2017 - A. Schulman, Inc. (Nasdaq: SHLM) today announced earnings for the fiscal 2017 second quarter and first half of fiscal 2017 ending February 28, 2017. On a GAAP basis, the Company reported earnings per diluted share of $0.11, compared with a loss of $0.01 in the prior year period. Adjusted earnings per diluted share were $0.31, flat on a year-over-year basis. For the first half of fiscal 2017, A. Schulman reported earnings per diluted share of $0.14 on a GAAP basis, compared with $0.17 a year ago. Adjusted earnings per diluted share during this period was $0.80, compared with $0.82 in the first half of fiscal 2016.

Consolidated net sales for the second quarter were $568.7 million, compared with $591.8 million in the second quarter of fiscal 2016. Year-to-date, the Company reported consolidated net sales of $1,168.7 million in fiscal 2017, compared with consolidated net sales of $1,241 million in the first half of fiscal 2016. Excluding the negative impact of foreign currency translation in the second quarter and first half of fiscal 2017 of $12.6 million and $21.9 million, respectively, net sales declined 1.8% in the second quarter and 4.1% in the first half compared with a year ago, primarily due to lower volumes in the EMEA and USCAN segments.

“We’ve stated this is a reset year; however, I am highly encouraged with the steady progress we are making through the hard work of our teams. During the quarter, we saw strong results in Engineered Composites and experienced continued growth in our Asia-Pacific and Latin America segments related to improved product mix and strength in Performance Materials. Our European business saw a year-over-year improvement in operating income despite the impact of foreign currency, in part, helped by our recent business simplification efforts,” said Joseph M. Gingo, chairman, president and chief executive officer. “While our U.S. and Canada region remains challenged by complex plant consolidation efforts, which had been complicated by the Lucent matter, I am confident that we have solid action plans in place to drive future profitability.”

Gross profit on a GAAP basis in the second quarter of fiscal 2017 was $89.2 million, compared with $89.8 million in the prior year period. For the first half of fiscal 2017, gross profit on a GAAP basis was $190.2 million, compared with $194.8 million a year ago. Segment gross margin was 15.9% in the second quarter and 16.4% in the first half of fiscal 2017, which is relatively flat with the comparable fiscal 2016 periods.

GAAP operating income in the second quarter was $21.3 million, compared with $16.0 million in the prior year period. Adjusted operating income margin was 4.8% in the second quarter of fiscal 2017, compared with 4.9% in the second quarter of fiscal 2016. On a year-to-date basis, the adjusted operating margin was 5.3%, compared with 5.4% in the prior year.

A. Schulman reported fiscal second quarter net income of $3.2 million, compared with a loss of $0.3 million in the year-ago period. Year-to-date, reported net income was $4.2 million compared to $4.9 million in the prior six-month period. On an adjusted basis, the net income comparison for the second quarter was $9.3 million versus $9.2 million in the prior year period. Year-to-date adjusted net income was $23.7 million, compared with $24.1 million in the prior year period. Fiscal 2017 second quarter adjusted EBITDA was $46.7 million, compared with $49.7 million in the prior year period. Year-to-date, adjusted EBITDA was $101.3 million, compared with $108.1 million in the first six months of fiscal 2016.

Balance Sheet/Cash Flow
Cash provided from operations for the first half of fiscal 2017 was $40.1 million, compared with $30.6 million in the prior period. Working capital days were 48 days at the end of February 28, 2017, an improvement of 10 days from the comparable period last year.

At quarter-end, net debt (total debt less cash and cash equivalents and restricted cash) stands at $901 million, which equates to a net leverage ratio of 4.06x. Since the purchase of Citadel in mid-2015, the Company has paid down approximately $168 million of total debt.

Business Outlook
The Company’s initial annual guidance included an assumed Euro rate of $1.13. While the Company does not generally adjust guidance around currency changes over the course of the fiscal year, if the Euro remains at current levels of approximately $1.07 for the remainder of the fiscal year along with no changes in other world currencies, the full fiscal year negative impact of foreign currency translation would be approximately $0.15 per diluted share and would adversely impact sales by approximately $90 million and EBITDA by approximately $8 million.

Excluding potential 2017 currency translation as noted above, the Company is maintaining its previously stated fiscal 2017 operating targets of $2.5 billion to $2.6 billion in sales, adjusted EBITDA of $225 million to $230 million, and a return on invested capital of 11 percent to 12.5 percent. The outlook for adjusted earnings per diluted share remains in the range of $2.08 to $2.18 on an operating basis.

Gingo stated, “As a result of potential foreign currency headwind, we are intensely focused on continuing to execute our strategy with a sense of urgency. We must deliver tangible benefits from our strengthened global sales organization and aggressively commercialize value-added products in our expanding innovation pipeline.”

Gingo noted that the Company is focused on increasing sales in high-demand, high-margin specialized growth niches worldwide. “I believe A. Schulman's expertise, technology and service sets it apart from our competitors. These distinctions will become even more evident as we progress into fiscal 2018.”

Please refer to the reconciliation of GAAP and Non-GAAP financial measures for the types of items excluded from the Company’s business outlook.

Conference Call on the Web
A live Internet broadcast of A. Schulman’s conference call regarding fiscal 2017 second quarter and first half results can be accessed at 10:00 a.m. Eastern Time on April 5, 2017, on the Company’s website, www.aschulman.com. An archived replay of the call will also be available on the website.
Investor Presentation Materials
Senior executives may participate in meetings with analysts and investors throughout the fiscal year. The Company has posted presentation materials, portions of which may be used during such meetings, in the Investors section of its website at www.aschulman.com. The presentation will remain on the website as long as it is in use.

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers’ demanding requirements. The Company’s customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 4,800 people and has 54 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.5 billion for the fiscal year ended August 31, 2016. Additional information about A. Schulman can be found at www.aschulman.com.

Use of Non-GAAP Financial Measures
This release includes certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include segment gross profit, SG&A expenses excluding certain items, segment operating income, operating income before certain items, net income excluding certain items, net income per diluted share excluding certain items and adjusted EBITDA, as discussed further in the Reconciliation of GAAP and Non-GAAP Financial Measures below. These non-GAAP financial measures are considered relevant to aid analysis and understanding of the Company’s results and business trends.
The Company uses segment gross profit, SG&A expenses excluding certain items, segment operating income, operating income before certain items, net income excluding certain items, net income per diluted share excluding certain items and adjusted EBITDA to assess performance and allocate resources because the Company believes that these measures are useful to investors and management in understanding current profitability levels that may serve as a basis for evaluating future performance and facilitating comparability of results. In addition, segment operating income before certain items and net income excluding certain items are important to management as all are a component of the Company’s annual and long-term employee incentive plans. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures, and tables included in this release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure. The most directly comparable GAAP financial measures for these purposes are gross profit, SG&A expenses, operating income, net income and net income per diluted share. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.
While the Company believes that these non-GAAP financial measures provide useful supplemental information to investors, there are very significant limitations associated with their use. These non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•
effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions and the integration thereof, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products;

•	operating problems with our information systems as a result of system security failures such as viruses, cyber-attacks or other causes;

•	our current debt position could adversely affect our financial health and prevent us from fulfilling our financial obligations; and

•
failure of counterparties to perform under the terms and conditions of contractual arrangements, including suppliers, customers, buyers and sellers of a business and other third parties with which the Company contracts.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.
# # #
SHLM_ALL

Contact
Jennifer K. Beeman
Vice President, Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
Email: Jennifer.Beeman@aschulman.com
www.aschulman.com

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Six months ended
	February 28, 2017	February 29, 2016	February 28, 2017	February 29, 2016
	(In thousands, except per share data)
Net sales	$568,678	$591,761	$1,168,678	$1,240,980
Cost of sales	479,492	501,937	978,477	1,046,227
Selling, general and administrative expenses	65,967	71,604	138,342	148,841
Restructuring expense	1,878	2,214	11,422	3,760
Operating income (loss)	21,341	16,006	40,437	42,152
Interest expense	13,107	13,790	26,271	27,408
Foreign currency transaction (gains) losses	1,081	950	1,643	1,679
Other (income) expense, net	674	(269)	(459)	(218)
Income (loss) before taxes	6,479	1,535	12,982	13,283
Provision (benefit) for U.S. and foreign income taxes	1,143	(487)	4,462	3,764
Net income (loss)	5,336	2,022	8,520	9,519
Noncontrolling interests	(306)	(430)	(547)	(834)
Net income (loss) attributable to A. Schulman, Inc.	5,030	1,592	7,973	8,685
Convertible special stock dividends	1,875	1,875	3,750	3,750
Net income (loss) available to A. Schulman, Inc. common stockholders	$3,155	$(283)	$4,223	$4,935

Weighted-average number of shares outstanding:
Basic	29,394	29,292	29,378	29,257
Diluted	29,503	29,292	29,470	29,455

Net income (loss) per common share available to A. Schulman, Inc. common stockholders
Basic	$0.11	$(0.01)	$0.14	$0.17
Diluted	$0.11	$(0.01)	$0.14	$0.17

Cash dividends per common share	$0.205	$0.205	$0.410	$0.410
Cash dividends per share of convertible special stock	$15.00	$15.00	$30.00	$30.00

A. SCHULMAN, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	February 28, 2017	August 31, 2016
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$47,861	$35,260
Restricted cash	1,623	8,143
Accounts receivable, less allowance for doubtful accounts of $11,411 at February 28, 2017 and $11,341 at August 31, 2016	380,791	376,786
Inventories	279,814	263,617
Prepaid expenses and other current assets	40,837	40,263
Assets held for sale	9,669	—
Total current assets	760,595	724,069
Property, plant and equipment, at cost:
Land and improvements	29,798	32,957
Buildings and leasehold improvements	170,485	184,291
Machinery and equipment	434,993	447,932
Furniture and fixtures	32,720	34,457
Construction in progress	25,000	20,431
Gross property, plant and equipment	692,996	720,068
Accumulated depreciation	401,288	405,246
Net property, plant and equipment	291,708	314,822
Deferred charges and other noncurrent assets	85,364	88,161
Goodwill	257,507	257,773
Intangible assets, net	344,622	362,614
Total assets	$1,739,796	$1,747,439
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$303,160	$280,060
U.S. and foreign income taxes payable	5,783	8,985
Accrued payroll, taxes and related benefits	41,039	47,569
Other accrued liabilities	66,844	67,704
Short-term debt	28,857	25,447
Total current liabilities	445,683	429,765
Long-term debt	921,312	919,349
Pension plans	138,574	145,108
Deferred income taxes	56,113	59,013
Other long-term liabilities	24,850	25,844
Total liabilities	1,586,532	1,579,079
Commitments and contingencies
Stockholders’ equity:
Convertible special stock, no par value	120,289	120,289
Common stock, $1 par value, authorized - 75,000 shares, issued - 48,553 shares at February 28, 2017 and 48,510 shares at August 31, 2016	48,553	48,510
Additional paid-in capital	277,165	275,115
Accumulated other comprehensive income (loss)	(130,640)	(120,721)
Retained earnings	211,205	219,039
Treasury stock, at cost, 19,066 shares at February 28, 2017 and 19,069 shares at August 31, 2016	(382,903)	(382,963)
Total A. Schulman, Inc.’s stockholders’ equity	143,669	159,269
Noncontrolling interests	9,595	9,091
Total equity	153,264	168,360
Total liabilities and equity	$1,739,796	$1,747,439

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
	February 28, 2017	February 29, 2016
	(In thousands)
Operating activities:
Net income	$8,520	$9,519
Adjustments to reconcile net income to net cash provided from (used in) operating activities:
Depreciation	22,215	25,053
Amortization	17,644	20,032
Deferred tax provision (benefit)	(4,493)	(2,360)
Pension, postretirement benefits and other compensation	3,361	2,621
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(15,866)	10,822
Inventories	(24,670)	4,772
Accounts payable	40,363	(30,846)
Income taxes	(4,639)	(1,491)
Accrued payroll and other accrued liabilities	(4,311)	(5,773)
Other assets and long-term liabilities	2,025	(1,712)
Net cash provided from (used in) operating activities	40,149	30,637
Investing activities
Expenditures for property, plant and equipment	(24,505)	(20,365)
Proceeds from the sale of assets	478	843
Other investing activities	125	—
Net cash provided from (used in) investing activities	(23,902)	(19,522)
Financing activities:
Cash dividends paid to special stockholders	(3,750)	(3,750)
Cash dividends paid to common stockholders	(12,057)	(12,043)
Increase (decrease) in short-term debt	5,153	4,275
Borrowings on revolving credit facility	238,543	45,655
Repayments of revolving credit facility	(173,895)	(29,900)
Repayments of other long-term debt and capital leases	(63,139)	(61,450)
Issuances of stock, common and treasury	93	148
Redemptions of common stock	(620)	(900)
Net cash provided from (used in) financing activities	(9,672)	(57,965)
Effect of exchange rate changes on cash	(494)	(3,144)
Net increase (decrease) in cash, cash equivalents, and restricted cash	6,081	(49,994)
Cash, cash equivalents, and restricted cash at beginning of period	43,403	96,872
Cash, cash equivalents, and restricted cash at end of period	$49,484	$46,878

Cash and cash equivalents	$47,861	$46,878
Restricted cash	1,623	—
Total cash, cash equivalents, and restricted cash	$49,484	$46,878

A. SCHULMAN, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
Unaudited

Three months ended February 28, 2017	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Operating Income	Non Operating (Income) Expense	Income Tax Expense (Benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,503	(In thousands, except for %'s and per share data)
As reported	$479,492	15.7%	$65,967	$1,878	$21,341	$14,862	$1,143	$3,155	$0.11
Certain items:
Asset impairment (8)	—		—	—	—	(1,623)	390	1,233	0.04
Accelerated depreciation (1)	(467)		—	—	467	—	112	355	0.01
Restructuring and related costs (3)	(871)		(2,221)	(1,878)	4,970	—	1,193	3,777	0.12
Lucent costs (4)	—		(596)	—	596	—	143	453	0.02
CEO transition costs (5)	—		(6)	—	6	—	2	4	—
Accelerated amortization of debt issuance costs (6)	—		—	—	—	(21)	5	16	—
Tax (benefits) charges (7)	—		—	—	—	—	(267)	267	0.01
Total certain items	(1,338)	0.2%	(2,823)	(1,878)	6,039	(1,644)	1,578	6,105	0.20
As Adjusted	$478,154	15.9%	$63,144	$—	$27,380	$13,218	$2,721	$9,260	$0.31

Percentage of Revenue			11.1%		4.8%			1.6%

Effective Tax Rate							19.2%

Three months ended February 29, 2016	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Operating Income	Non Operating (Income) Expense	Income Tax Expense (Benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,292	(In thousands, except for %'s and per share data)
As reported	$501,937	15.2%	$71,604	$2,214	$16,006	$14,471	$(487)	$(283)	$(0.01)
Certain items:
Accelerated depreciation (1)	(2,049)		(8)	—	2,057	—	479	1,578	0.05
Costs related to acquisitions and integrations (2)	(1,970)		(2,291)	—	4,261	—	1,022	3,239	0.11
Restructuring and related costs (3)	(455)		(3,100)	(2,214)	5,769	(84)	1,381	4,472	0.16
Lucent costs (4)	452		(1,063)	—	611	—	51	560	0.02
Accelerated amortization of debt issuance costs (6)	—		—	—	—	(164)	38	126	—
Tax (benefits) charges (7)	—		—	—	—	—	498	(498)	(0.02)
Total certain items	(4,022)	0.7%	(6,462)	(2,214)	12,698	(248)	3,469	9,477	0.32
As Adjusted	$497,915	15.9%	$65,142	$—	$28,704	$14,223	$2,982	$9,194	$0.31

Percentage of Revenue			11.0%		4.9%		—	1.6%

Effective Tax Rate							20.6%

Six months ended February 28, 2017	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Operating Income	Non Operating (Income) Expense	Income Tax Expense (Benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,470	(In thousands, except for %'s and per share data)
As reported	$978,477	16.3%	$138,342	$11,422	$40,437	$27,455	$4,462	$4,223	$0.14
Certain items:
Asset impairment (8)	—		(678)	—	678	(1,623)	552	1,749	0.06
Accelerated depreciation (1)	(822)		(1)	—	823	—	197	626	0.02
Costs related to acquisitions and integrations (2)	(57)		(548)	—	605	—	145	460	0.02
Restructuring and related costs (3)	(1,043)		(5,778)	(11,422)	18,243	—	4,378	13,865	0.46
Lucent costs (4)	(86)		(1,319)	—	1,405	—	337	1,068	0.04
CEO transition costs (5)	—		(196)	—	196	—	47	149	0.01
Accelerated amortization of debt issuance costs (6)	—		—	—	—	(227)	54	173	0.01
Tax (benefits) charges (7)	—		—	—	—	—	(1,347)	1,347	0.05
Total certain items	(2,008)	0.1%	(8,520)	(11,422)	21,950	(1,850)	4,363	19,437	0.67
As Adjusted	$976,469	16.4%	$129,822	$—	$62,387	$25,605	$8,825	$23,660	$0.80

Percentage of Revenue			11.1%		5.3%			2.0%

Effective Tax Rate							24.0%

Six months ended February 29, 2016	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Operating Income	Non Operating (Income) Expense	Income Tax Expense (Benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,455	(In thousands, except for %'s and per share data)
As reported	$1,046,227	15.7%	$148,841	$3,760	$42,152	$28,869	$3,764	$4,935	$0.17
Certain items:
Accelerated depreciation (1)	(3,496)		(14)	—	3,510	—	885	2,625	0.09
Costs related to acquisitions and integrations (2)	(2,099)		(4,028)	—	6,127	—	1,544	4,583	0.15
Restructuring and related costs (3)	(885)		(5,794)	(3,760)	10,439	(361)	2,772	8,028	0.27
Lucent costs (4)	(1,378)		(2,939)	—	4,317	—	1,088	3,229	0.11
Accelerated amortization of debt issuance costs (6)	—		—	—	—	(274)	69	205	0.01
Tax (benefits) charges (7)	—		—	—	—	—	(467)	467	0.02
Total certain items	(7,858)	0.6%	(12,775)	(3,760)	24,393	(635)	5,891	19,137	0.65
As Adjusted	$1,038,369	16.3%	$136,066	$—	$66,545	$28,234	$9,655	$24,072	$0.82

Percentage of Revenue			11.0%		5.4%		—	1.9%

Effective Tax Rate							25.2%

1 - Accelerated depreciation is related to restructuring plans in the Company's USCAN and EMEA segments.
2 - Costs related to acquisitions and integrations primarily include third party professional, legal, IT and other expenses associated with successful and unsuccessful full or partial acquisition and divestiture/dissolution transactions, as well as certain employee-related expenses such as travel, one-time bonuses and post-acquisition severance separate from a formal restructuring plan.

3 - Restructuring and related costs include items such as employee severance charges, lease termination charges, curtailment gains/losses, other employee termination costs and charges related to the reorganization of the legal entity structure. Refer to Note 12 in the Company's Quarterly Report on Form 10-Q for further discussion.
4 - Lucent costs primarily represent legal and investigation costs related to resolving the Lucent matter, product manufacturing costs for reworking existing Lucent inventory, obsolete Lucent inventory reserve costs, and dedicated internal personnel costs that would have otherwise been focused on normal operations.
5 - CEO transition costs represent charges for deferred compensation granted to Bernard Rzepka.
6 - Write off of debt issuance costs are related to prepayments of $56.0 million of Term Loan B. Refer to Note 3 in the Company's Quarterly Report on Form 10-Q for further discussion.
7 - Tax (benefits) charges represent the Company's quarterly non-GAAP tax based on the overall estimated annual non-GAAP effective tax rates.
8 - Asset impairment relates to the discontinuation of information technology assets in the USCAN segment and future cash settlement of a commitment to a local government.

A. SCHULMAN, INC.
ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three months ended		Six months ended
	February 28, 2017	February 29, 2016	February 28, 2017	February 29, 2016
	(In thousands)

Net income available to A. Schulman, Inc. common stockholders	$3,155	$(283)	$4,223	$4,935
Interest expense	13,107	13,790	26,271	27,408
Provision for U.S. and foreign income taxes	1,143	(487)	4,462	3,764
Depreciation and amortization	19,870	23,033	39,859	45,085
Noncontrolling interests	306	430	547	834
Convertible special stock dividends	1,875	1,875	3,750	3,750
Other (1)	1,755	681	1,184	1,461
EBITDA, as calculated	$41,211	$39,039	$80,296	$87,237
Non-GAAP Adjustments (2)	5,467	10,650	21,023	20,886
EBITDA, as adjusted	$46,678	$49,689	$101,319	$108,123

(1) - Other includes Foreign currency transaction (gains) losses and Other (income) expense, net.

(2) - For details on Non-GAAP adjustments, refer to "Reconciliation of GAAP and Non-GAAP Financial Measures", items (2) - (8). Amounts are included in Operating Income. Accelerated depreciation on the "Reconciliation of GAAP and Non-GAAP Financial Measures" has been excluded as it is already included in Depreciation and amortization above.

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION
(Unaudited)

	Net Sales				Net Sales
	Three months ended				Six months ended
EMEA	February 28, 2017	February 29, 2016	$ Change	% Change	February 28, 2017	February 29, 2016	$ Change	% Change
	(In thousands, except for %'s)
Custom Concentrates and Services	$149,085	$154,782	$(5,697)	(3.7)%	$307,118	$328,911	$(21,793)	(6.6)%
Performance Materials	127,817	135,548	(7,731)	(5.7)%	265,856	289,515	(23,659)	(8.2)%
Total EMEA	$276,902	$290,330	$(13,428)	(4.6)%	$572,974	$618,426	$(45,452)	(7.3)%

	Net Sales				Net Sales
	Three months ended				Six months ended
USCAN	February 28, 2017	February 29, 2016	$ Change	% Change	February 28, 2017	February 29, 2016	$ Change	% Change
	(In thousands, except for %'s)
Custom Concentrates and Services	$59,956	$63,160	$(3,204)	(5.1)%	$122,882	$127,313	$(4,431)	(3.5)%
Performance Materials	91,962	107,657	(15,695)	(14.6)%	185,454	221,786	(36,332)	(16.4)%
Total USCAN	$151,918	$170,817	$(18,899)	(11.1)%	$308,336	$349,099	$(40,763)	(11.7)%

	Net Sales				Net Sales
	Three months ended				Six months ended
LATAM	February 28, 2017	February 29, 2016	$ Change	% Change	February 28, 2017	February 29, 2016	$ Change	% Change
	(In thousands, except for %'s)
Custom Concentrates and Services	$27,374	$28,399	$(1,025)	(3.6)%	$57,343	$62,412	$(5,069)	(8.1)%
Performance Materials	12,288	9,759	2,529	25.9%	24,535	20,949	3,586	17.1%
Total LATAM	$39,662	$38,158	$1,504	3.9%	$81,878	$83,361	$(1,483)	(1.8)%

	Net Sales				Net Sales
	Three months ended				Six months ended
APAC	February 28, 2017	February 29, 2016	$ Change	% Change	February 28, 2017	February 29, 2016	$ Change	% Change
	(In thousands, except for %'s)
Custom Concentrates and Services	$23,171	$22,118	$1,053	4.8%	$48,162	$45,660	$2,502	5.5%
Performance Materials	25,743	22,945	2,798	12.2%	51,489	45,095	6,394	14.2%
Total APAC	$48,914	$45,063	$3,851	8.5%	$99,651	$90,755	$8,896	9.8%

	Net Sales				Net Sales
	Three months ended				Six months ended
Consolidated	February 28, 2017	February 29, 2016	$ Change	% Change	February 28, 2017	February 29, 2016	$ Change	% Change
	(In thousands, except for %'s)
Engineered Composites	$51,282	$47,393	$3,889	8.2%	$105,839	$99,339	$6,500	6.5%
Custom Concentrates and Services	259,586	268,459	(8,873)	(3.3)%	535,505	564,296	(28,791)	(5.1)%
Performance Materials	257,810	275,909	(18,099)	(6.6)%	527,334	577,345	(50,011)	(8.7)%
Total Consolidated	$568,678	$591,761	$(23,083)	(3.9)%	$1,168,678	$1,240,980	$(72,302)	(5.8)%

	Segment Gross Profit				Segment Gross Profit
	Three months ended				Six months ended
	February 28, 2017	February 29, 2016	$ Change	% Change	February 28, 2017	February 29, 2016	$ Change	% Change
	(In thousands, except for %'s)
EMEA	$39,130	$38,953	$177	0.5%	$83,788	$86,637	$(2,849)	(3.3)%
USCAN	20,060	27,241	(7,181)	(26.4)%	44,576	57,535	(12,959)	(22.5)%
LATAM	9,595	8,466	1,129	13.3%	19,012	18,171	841	4.6%
APAC	8,908	8,199	709	8.6%	18,034	16,073	1,961	12.2%
EC	12,831	10,987	1,844	16.8%	26,799	24,195	2,604	10.8%
Total segment gross profit	$90,524	$93,846	$(3,322)	(3.5)%	$192,209	$202,611	$(10,402)	(5.1)%
Accelerated depreciation and restructuring related costs	(1,338)	(2,504)	1,166	(46.6)%	(1,865)	(4,381)	2,516	(57.4)%
Costs related to acquisitions and integrations	—	(1,970)	1,970	—%	(57)	(2,099)	2,042	(97.3)%
Lucent costs (1)	—	452	(452)	—%	(86)	(1,378)	1,292	(93.8)%
Total gross profit	$89,186	$89,824	$(638)	(0.7)%	$190,201	$194,753	$(4,552)	(2.3)%

 (1)Refer to Note 13, Commitments and Contingencies, for additional discussion on this matter. Lucent costs in cost of sales include additional product and manufacturing operational costs for reworking inventory. Lucent costs in selling, general and administrative expenses include legal and investigative costs. In addition, in the three and six months ended February 29, 2016, Lucent costs in SG&A also include dedicated internal personnel costs that would have otherwise been focused on normal operations.
(2)Restructuring related costs for the three and six months ended February 28, 2017 of $3.1 million and $6.8 million, respectively, and for the three and six months ended February 29, 2016 of $3.6 million and $6.7 million, respectively, primarily included in selling, general and administrative expenses in the Company's statements of operations, are costs associated with professional fees for outside strategic consultants regarding actions to improve the profitability of the organization and efficiency of its operations, and costs associated with reorganizations of the legal entity structure of the Company. Restructuring expenses included in restructuring expense in the Company's statement of operations include costs permitted under ASC 420, Exit or Disposal Obligations, such as severance costs, outplacement services and contract termination costs.